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                        INCORPORATED UNDER THE LAWS OF

                                   DELAWARE

          NUMBER                                            SHARES
     -----------------                                 -----------------
           VOID                                              VOID
     -----------------                                 -----------------
     ---------------------------------------------------------------------

                           SUPERIOR FINANCIAL CORP.


  TRANSFER OF THESE SHARES IS SUBJECT TO RESTRICTIONS LISTED ON THE REVERSE
                                    HEREOF.

THIS CERTIFIES THAT    VOID - SPECIMEN
                   ------------------------------------------------------is the
registered holder of   VOID - SPECIMEN
                   ------------------------------------------------------shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly enclosed.

     IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________________________ day of ____________________
A.D 1998.

By: /s/ C. Stanley Bailey                              By: /s/ Holly M. Hicks
   -----------------------                                ----------------------
C. Stanley Bailey                                      Holly M. Hicks
Its Chairman of the                                    Its Secretary
Board of Directors

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